Exhibit 10
WENDY’S RESTAURANTS OF
CANADA INC. & THE TDL GROUP LTD.
SUPPLEMENTARY RETIREMENT PLAN

Certified to be a true and correct copy

Date:

Section 1 — Introduction

1.01	Wendy’s International, Inc. hereby establishes the Wendy’s Restaurants of Canada Inc. & The TDL Group Ltd. Supplementary Retirement Plan (the “Supplementary Plan”) effective January 1, 1999.
1.02	The Supplementary Plan shall be deemed to be a retirement compensation arrangement trust for the purpose of the Income Tax Act (Canada).
Section 2 — Definitions

2.01	“Account” means the notional account established by the Company pursuant to Section 5 for the Participant.
2.02	"Affiliate” means any corporation which is subsidiary to, or associated or affiliated with, Wendy’s International, Inc., if the shares owned and controlled, directly or indirectly, by Wendy’s International, Inc. represent 50% or more of the voting power of the issued and outstanding capital stock of such corporation.
2.03	“Beneficiary” means a beneficiary designated by the Participant in accordance with Section 8.
2.04	“Board” means the Board of Directors of Wendy’s International, Inc., a committee thereof, or any person authorized by the Board to act on its behalf.

2.05	“Change in Control” means the occurrence of:
(a)	An acquisition (other than directly from Wendy’s International, Inc.) of any common stock or other voting securities of Wendy’s International, Inc. entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of Wendy’s International, Inc. common stock or the combined voting power of Wendy’s International, Inc. then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Wendy’s International, Inc. or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Wendy’s International, Inc. (for purposes of this definition, a “Subsidiary”) (ii) Wendy’s International, Inc. or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);
(b)	The individuals who, as of March 21, 1999 are members of the Board of Wendy’s International, Inc. (the “Incumbent Board”), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by Wendy’s International, Inc. common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(c)	The consummation of:
(i)	A merger, consolidation or reorganization with or into Wendy’s International, Inc. or in which securities of Wendy’s International, Inc. are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into Wendy’s International, Inc. or in which securities of Wendy’s International, Inc. are issued where:
(A)	the stockholders of Wendy’s International, Inc., immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Wendy’s International, Inc.”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,
(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the

Surviving Wendy’s International, Inc., or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Wendy’s International, Inc., and
(C)	no Person other than (i) Wendy’s International, Inc., (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by Wendy’s International, Inc. or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of Wendy’s International, Inc., has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Wendy’s International, Inc. then outstanding voting securities or its common stock;
(ii)	A complete liquidation or dissolution of Wendy’s International, Inc.; or
(iii)	The sale or other disposition of all or substantially all of the assets of Wendy’s International, Inc. to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by Wendy’s International, Inc. which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by Wendy’s International,

Inc., and after such share acquisition by Wendy’s International, Inc., the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
2.06	“Company” means either Wendy’s Restaurants of Canada Inc. or The TDL Group Ltd., as is applicable, and their successors and assigns so long as such entities remain Affiliates.
2.07	“Earnings” means each Participant’s base salary and bonuses received during the Plan Year from the Company or an Affiliate.
2.08	“Employee” means an employee of the Company or a Participating Affiliate.
2.09	“Forfeiture Account” means the notional account established pursuant to Section 7.03 herein.
2.10	“Participant” means an Employee who has become a member of the Supplementary Plan pursuant to the provisions of Section 3 and who continues to be entitled to benefits hereunder.
2.11	“Participating Affiliate” means an Affiliate that has been designated as such by the Board.
2.12	“Plan Assets” means the assets held in the Trust Fund, plus any funds held by Canada Customs and Revenue Agency as a refundable tax remitted or any deferred taxes payable by the Company or the Trustee with regard to contributions to or investment income earned or realized by the Trust Fund.
2.13	“Plan Year” means the calendar year.

2.14	“Registered Plan” means either the Pension Plan for Salaried Employees of Wendy’s Restaurants of Canada Inc., or The Retirement Plan for the Employees of The TDL Group Ltd., as is applicable, which plans are pension plans registered under the Pension Benefits Act of Ontario and the Income Tax Act (Canada).
2.15	“Service” means a Participant’s uninterrupted period of employment since the Participant’s last date of hire by the Company or an Affiliate. Service will not be considered to be broken by periods of absence (with or without pay), granted by the Company in accordance with its regular and established practices or by periods of absence while benefits are being paid to the Participant under the Company’s salary continuance or long term disability plan. For any Participant for whom a prior period of employment would be disregarded following a period of absence, the Board may, in its sole discretion, treat such prior and current periods of employment as Service under this Supplementary Plan.
2.16	“Supplementary Plan” means Wendy’s Restaurants of Canada Inc. & The TDL Group Ltd. Supplementary Retirement Plan established hereunder.
2.17	“TDL” means The TDL Group Ltd. and its successor and assigns so long as such entity remains an Affiliate.
2.18	“Total and Permanent Disability” means a disability qualifying a Participant for disability retirement benefits as defined in the Registered Plan in which such Participant actively participated on the first date of such disability.
2.19	“Trust Agreement” means any agreement or agreements now or subsequently executed between the Wendy’s International, Inc. and the Trustee for purposes of this Supplementary Plan.
2.20	“Trust Fund” means the cash and other investments held in trust to provide benefits under or related to this Supplementary Plan.

2.21	“Trustee” means a trust company or an individual or group of individuals, and includes any combination or successors thereof, appointed by Wendy’s International, Inc. to hold, administer and invest the Trust Fund.
2.22	“WROC” means Wendy’s Restaurants of Canada Inc. and its successor so long as such successor remains an Affiliate.
In this Supplementary Plan, words importing the singular number include the plural and vice versa; and references to a Section or Sections means a Section or Sections in this instrument.
Section 3 — Participation

3.01	Each Employee who is:
(a)	an individual with the title of vice president or above for the Company; and

(b)	a member of the Registered Plan;
shall become a Participant in the Supplementary Plan on the later of January 1, 1999 or the first day of the month coincident with or next following the month in which the Employee is named an officer of the Company, provided that an Employee who is a participant of another supplemental pension plan sponsored by the Company or by Wendy’s International, Inc. shall not be eligible to participate in this Supplementary Plan.
Section 4 — Contributions

4.01	Participant Contributions
The Participant is not permitted to make contributions to the Supplementary Plan.
4.02	Company Contributions
As of December 31 of each Plan Year, the Company shall contribute to the Supplementary Plan the amount set out below that is applicable to each Participant who is actively employed as an officer of the Company on December 31 and who has not attained age 66 as of December 31 and shall credit to each Participant’s Account an amount that is equal to the contribution made with regard to such Participant. A portion of such contribution shall be withheld and deposited with Canada Customs and Revenue Agency in the manner described in Section 4.04 and the remainder of such contribution shall be deposited with the Trust Fund.

(a)	Participant’s Age Plus Service on January 1st of the Plan Year	Company Contribution

	Less than 40	6% of Earnings

	40 — 49	8% of Earnings

	50 — 59	12% of Earnings

	60 or more	22% of Earnings
less the sum of:
(b)	the aggregate of Participant and Company contributions to the Registered Plan in the Plan Year with regard to such Participant.
Notwithstanding any other provision in this Section 4.02, if the Participant is allowed to contribute to the Registered Plan at varying percentages, the contributions used in Section 4.02(b) will be calculated assuming the Participant elected to contribute to the Registered Plan at the contribution level required to obtain the maximum Company contribution available under the Registered Plan and any Participant elected contributions in excess of such level shall be disregarded.
4.03	In addition to the contribution described in Section 4.02, as of December 31, 1999, the Company shall contribute to the Supplementary Plan the amount that is set out in Appendix “A” that is applicable to each Participant listed in Appendix “A” provided such Participant is actively employed as an officer of the Company on that date, and shall credit to each Participant’s Account an amount that is equal to the contribution made with regard to such Participant. A portion of such contribution shall be withheld and deposited with Canada Customs and Revenue Agency in the manner described in Section 4.04 and the remainder of such contribution shall be deposited with the Trust Fund.
4.04	The Company shall withhold from its contribution to the Supplementary Plan such amounts of refundable tax as are required to be withheld under the Income Tax Act (Canada) with respect to its contributions and shall otherwise make remittances and file such withholding tax returns and forms as are required under the Income Tax Act (Canada).
4.05	Notwithstanding any other provision herein to the contrary, if a Participant retires as an officer of the Company during the Plan Year in which the Participant attains age 65 and the Participant’s date of retirement is on or after his date of birth in that Plan Year, the Company shall, on the last day of the month coincident with or next following the Participant’s retirement, contribute the amount set out below to the Supplementary Plan and shall credit to such Participant’s Account an amount that is equal to the contribution made with regard to such Participant. A portion of such contribution shall be withheld and deposited with Canada Customs and Revenue Agency in the manner described in Section 4.04 and the remainder of such contribution shall be deposited with the Trust Fund.
(a)	the contribution calculated in accordance with Subsection 4.02(a) based on the Participant’s Earnings as at the Participant’s retirement date,

less
(b)	the aggregate of Participant and Company contributions to the Registered Plan in the Plan Year with regard to such Participant.
Notwithstanding any other provision in this Section 4.05, if the Participant is allowed to contribute to the Registered Plan at varying percentages, the contributions used in Section 4.05(b) will be calculated assuming the Participant elected to contribute at the maximum contribution level permitted under the Registered Plan.
4.06	Each Company shall be solely responsible to contribute amounts required under Section 4 with regard to that Company’s officers. To the extent that an officer performs services for both WROC and TDL and is remunerated by each Company within a Plan Year, each Company shall contribute the portion of the contribution required under Section 4 calculated based on such officer’s Earnings paid by that Company.
Section 5 — Participant’s Accounts

5.01	Establishment of Participant’s Account
Wendy’s International, Inc., or any person authorized by Wendy’s International, Inc., shall keep a complete and accurate notional account (the “Account”) in respect of each Participant showing the aggregate of all amounts credited to the Account pursuant to Section 4 plus the amount credited pursuant to Section 5.02 below. If a Participant performs services for both WROC and TDL, a separate notional account shall be maintained to reflect contributions credited by each Company pursuant to Section 4 plus the amount credited pursuant to Section 5.02.

5.02	Investment Credits
Effective on the last day of December, the Company shall credit to the Account of each Participant and to the Forfeiture Account an amount equal to the following:
(a)	the net income of the Trust Fund for the Plan Year, calculated as the fair market value of Trust Fund assets on the last day of the Plan Year, reduced by the fair market value of Trust Fund assets on the first day of the Plan Year, and further reduced by any contributions made during such Plan Year pursuant to Section 4, and increased by any distributions made during such Plan Year pursuant to Section 7; multiplied by

(b)	the amount credited to the Forfeiture or Participant’s Account as at the beginning of the Plan Year divided by the amount credited to the Forfeiture Account and to all Participant’s Accounts as at the beginning of the Plan Year.
The portion of the Forfeiture and Participant’s Accounts deposited with Canada Customs and Revenue Agency shall not accrue interest. Further, the annual income tax liability of the Supplementary Plan as calculated under the Income Tax Act (Canada) as a tax on the net realized income for the Plan Year shall be funded out of the Trust Fund.
Section 6 — Anti-Dilution

6.01	Notwithstanding any provision in this Supplementary Plan or the Trust Agreement to the contrary, or any amendment hereto, the Plan Assets determined as of December 31 of any Plan Year, shall only be used for the payment of benefits to those Participants who, as of December 31 of such Plan Year, have Accounts to which amounts have been credited under Sections 4.02, 4.03, or 5.02 and payment to each such Participant shall be limited to the amount credited to his or her Account.

6.02	For the purposes of Section 6.01, Plan Assets shall exclude amounts forfeited under Section 7.03 that have not been credited to the Participants’ Accounts as of December 31 of such Plan Year.
Section 7 — Retirement Benefit

7.01	Vesting and Retirement Benefit
If a Participant’s employment is terminated with the Company for any reason other than death, the Participant shall be entitled to receive on or before the last day of April of the Plan Year commencing after such termination, a lump sum retirement benefit equal to the vested percentage as set out below multiplied by the balance in the Participant’s Account. All Supplementary Plan benefit payments are subject to applicable withholding taxes.

Completed Years of Service	Vested Percentage
Less than 5	0%

At least 5 but less than 6	20%

At least 6 but less than 7	40%

At least 7 but less than 8	60%

At least 8 but less than 9	80%

9 or more	100%

7.02	Notwithstanding the above, a Participant shall be 100% vested if:

(a)	the Participant’s employment is terminated after the Participant attains age 65 and has completed at least 5 years of Service;

(b)	the Participant’s employment is terminated after the Participant’s Total and Permanent Disability; or

(c)	a Change in Control occurs. However, if the Participant’s employment is terminated by Wendy’s International, Inc. or the Company without cause prior to the date of a Change in Control but the Participant reasonably demonstrates that the termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.
7.03	Forfeitures
(a)	If a Participant’s employment is terminated for any reason other than death, the portion of the balance credited to the Participant’s Account that is not vested shall be forfeited.

(b)	To the extent that a Participant’s forfeited Account was attributable to contributions made by WROC, the forfeited amount shall at WROC’s sole discretion either be paid out to WROC or held as part of the Plan Assets in a WROC Forfeiture Account to be applied against future WROC contributions.

(c)	To the extent that a Participant’s forfeited Account was attributable to contributions made by TDL, the forfeited amount shall at TDL’s sole discretion either be paid out to TDL or held as part of the Plan Assets in a TDL Forfeiture Account to be applied against future TDL contributions.

Section 8 — Death Benefit

8.01	Payment of Pre-Retirement Death Benefit

If the Participant dies while employed by the Company, the balance credited to the Participant’s Account shall be 100% vested and shall be paid as a lump sum to the Participant’s Beneficiary.

If the Participant dies after ceasing employment with the Company, the balance credited to the Participant’s Account shall remain subject to the vesting provisions set out in Section 7 and shall be paid as a lump sum to the Participant’s Beneficiary.

8.02	Beneficiary Designation

A Beneficiary may be designated upon written document, signed by the Participant and filed with the Company. Subject to any applicable law governing the designation of beneficiaries, a designation may be revoked or amended in the same manner. Except as otherwise provided in this Supplementary Plan, if the Participant does not designate a Beneficiary or if a designation fails by operation of law, the Participant’s estate shall be deemed to be the Beneficiary.
Section 9 — Trust Fund

9.01	Wendy’s International, Inc. shall appoint a Trustee and shall establish, and maintain during the continuance of this Supplementary Plan, a Trust Fund to be held by the Trustee pursuant to the terms of a written Trust Agreement between Wendy’s

International, Inc. and the Trustee, for the purposes of holding and investing assets and paying pensions under this Supplementary Plan. The Trust Fund shall be administered by the Trustee and invested in accordance with the directions of Wendy’s International, Inc. or any investment manager as may be appointed by Wendy’s International, Inc. Wendy’s International, Inc. shall have the sole right to select, appoint or remove the Trustee and investment manager.

9.02	No person shall have any right to or interest in any part of the assets of the Trust Fund except as, and to the extent provided, from time to time, under the Supplementary Plan or Trust Agreement. No liability shall attach to any officer, shareholder, director or employee of the Company or of Wendy’s International, Inc. for payment of any benefits or claims hereunder.

9.03	Except to the extent that expenses are paid out of Plan Assets, each Company shall pay a portion of the expenses related to the maintenance and operation of the Trust Fund and this Supplementary Plan based on the relative Account balances of their Employees who are Participants.

9.04	The Company may, in its discretion, either pay a retirement benefit directly to a Participant or Beneficiary, or direct the Trustee to pay such benefit, provided that the Trustee is jointly and severally liable with the Company for payment of benefits, subject to the extent of the Plan Assets and the Provisions of the Trust Agreement. Any Supplementary Plan benefit payments made directly by the Company hereunder shall cease to be an obligation of the Trust Fund or Plan and any Supplementary Plan benefit payments made by the Trustee hereunder shall cease to be an obligation of the Company or Plan.

9.05	If the Company makes a payment described in Section 9.04 with regard to a Participant or such Participant’s Beneficiary, an amount equal to such payment shall be deleted from the credit of the Participant’s Account and credited to the Company’s Forfeiture Account.

9.06	Payment Constitutes Release

A payment of benefits pursuant to the provisions of this Supplementary Plan, shall, to the extent of the payment made, fully release and discharge Wendy’s International, Inc., the Plan, the Trustee and the Company from any and all claims of the Participant, the Participant’s Beneficiary, heirs, successors and assigns and any other person claiming through the Participant.

Section 10 — Administration of The Supplementary Plan

10.01	Responsibility for Administration

Wendy’s International, Inc. shall be responsible for the overall administration, interpretation and application of the Supplementary Plan, and all decisions of Wendy’s International, Inc. in connection with the administration of the Supplementary Plan will be final and binding upon each Participant. Wendy’s International, Inc. may enact such rules and regulations relating to the operation of the Supplementary Plan as it considers necessary for the carrying out of its provisions and may amend or revoke such rules and regulations from time to time.

10.02	Delegation of Duties

Wendy’s International, Inc. may delegate certain duties with respect to the administration of the Supplementary Plan to such committee or person or persons as it may determine, whether or not the member of the committee or the person or persons are employees, officers or directors of Wendy’s International, Inc. Wendy’s International, Inc. may authorize the committee, person or persons so determined by it to act on its behalf and to execute instruments on its behalf.
Section 11 — General Provisions

11.01	Rights of Employee

Participation in this Supplementary Plan does not confer on the Participant any rights that the Participant did not otherwise possess as an employee, except to such benefits as have specifically accrued to the Participant under the terms of the Supplementary Plan. Nothing contained in the Supplementary Plan shall be deemed to give the Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time without regard to the effect that such discharge might have upon the Participant under the Supplementary Plan.

11.02	Non-Alienation

All benefits provided under the terms of the Supplementary Plan are for the Participant’s own use and benefit, are not capable of assignment or alienation, and do not confer upon the Participant, the Participant’s personal representative or dependent, or any other person, any right or interest in the benefit or deferred benefit that is capable of being assigned or otherwise alienated.

11.03	Records

Whenever used for the purposes of the Supplementary Plan, the records of the Company will be deemed to be conclusive as to the facts with which they are concerned.

11.04	Payments to Incapacitated Persons

If Wendy’s International, Inc. receives evidence satisfactory to it that any person receiving a benefit or entitled to receive a benefit under the Supplementary Plan is legally incapable of giving a valid receipt therefor and that no attorney, guardian, committee or other legal representative of the estate of that person has been duly appointed, the benefit shall be paid to the Account of the Ontario Court (General Division) for the credit of the person pursuant to the laws of Ontario governing such payments into court.

Any such payment will be deemed a payment for the account of the person and will constitute a complete discharge for the payment of the benefit. If a person dies before receiving all the payments to which he or she is entitled under the Supplementary Plan, the balance in the Participant’s Account shall be paid pursuant to Section 8.

11.05	Applications, Notices and Elections

Any application, notice, or election under the Supplementary Plan shall be made, given, or communicated, as the case may be, in such manner as Wendy’s International, Inc. may determine.

11.06	Construction

The Supplementary Plan and all rights thereunder will be governed, construed, and administered in accordance with the laws of the Province of Ontario.
Section 12 — Amendment To or Termination of The Supplementary Plan

12.01	Amendment or Termination of the Supplementary Plan

Wendy’s International, Inc. intends to maintain the Supplementary Plan in force indefinitely, but, nevertheless, reserves the sole right to amend or terminate the Supplementary Plan in whole or in part or segregate part of the Trust Fund or merge the Trust Fund with the assets of any other plan, at any time or times, provided, however, that the benefits accrued to each Participant immediately prior to the date of the amendment, termination, revocation, segregation or merger shall not be reduced by such amendment, termination, revocation, segregation or merger and provided that no amendment shall reduce a Participant’s entitlement under Section 6.

12.02	Allocation of the Trust Fund on Supplementary Plan Termination

Subject to the provisions of Section 12.03, should the Supplementary Plan be terminated at any time, the Supplementary Plan Assets shall be applied to provide retirement benefits as outlined herein for each Participant or Beneficiary, as the case may be.

12.03	Treatment of Forfeiture Account Assets

If, after all liabilities under the Supplementary Plan have been satisfied, there should remain Forfeiture Account assets in the Trust Fund, such assets shall revert to WROC or TDL, as the case may be.

12.04	Wind-Up or Bankruptcy of the Company

In the event that any of Wendy’s International, Inc., WROC, or TDL at any time files an assignment in bankruptcy, has a petition into bankruptcy filed on its behalf, is in receivership or is wound-up, the Supplementary Plan shall be deemed fully terminated and the provisions of this Section 12 shall apply.

Appendix “A” — List of Participants as of The Effective Date

Participant	December 31, 1999 Balance

FIRST AMENDMENT TO THE
WENDY’S RESTAURANTS OF CANADA INC. AND
THE TDL GROUP LTD. SUPPLEMENTARY RETIREMENT PLAN
WHEREAS, Wendy’s International, Inc. (the “Company) adopted the Wendy’s Restaurants of Canada Inc. and The TDL Group Ltd. Supplementary Retirement Plan, effective January 1, 1999 (the “Plan”); and
WHEREAS, the Company desires to amend the Plan in order to make certain changes to the Plan.
NOW, THEREFORE, the Company amends the Plan as follows, effective as of January 1, 2005 except as otherwise set forth herein:
1.	The TDL Group Ltd. has amalgamated and is now doing business under the name “The TDL Group Corp.” Therefore, all references to “The TDL Group Ltd.” shall be replaced with references to “The TDL Group Corp.”

2.	The last paragraph of Section 4.02 is amended to read as follows:
Notwithstanding any other provision in this Section 4.02, if the Participant is employed by TDL, the contributions used in Section 4.02(b) will be calculated disregarding any Participant elected contributions in excess of the contribution level required to obtain the maximum Company contribution available under the Registered Plan. If the Participant is employed by WROC, the contributions used in Section 4.02(b) will be calculated assuming the Participant elected to contribute to the Registered Plan at the contribution level required to obtain the maximum Company contribution available under the Registered Plan; any Participant elected contributions in excess of such level shall be disregarded.
3.	Section 4.05 is amended to read as follows:
4.05	Notwithstanding any other provision herein to the contrary, if a Participant retires as an officer of the Company during the Plan Year in which the Participant attains age 65 and the Participant’s date of retirement is on or after the Participant’s date of birth in that Plan Year, the Company shall, on the last day of the month coincident with or next following the Participant’s retirement, contribute the amount set out below to the Supplementary Plan and shall credit to such Participant’s Account an amount that is equal to the contribution made with regard to such Participant:
(a)	the contribution calculated in accordance with Subsection 4.02(a) based on the Participant’s Earnings as at the Participant’s retirement date, less

(b)	the aggregate of Participant and Company contributions to the Registered Plan in the Plan Year with regard to such Participant.
A portion of such contribution shall be withheld and deposited with Canada Revenue Agency in the manner described in Section 4.04 and the remainder of such contribution shall be deposited with the Trust Fund.
Notwithstanding any other provision in this Section 4.05, if the Participant is employed by TDL, the contributions used in Section 4.05(b) will be calculated disregarding any Participant elected contributions in excess of the contribution level required to obtain the maximum Company contribution available under the Registered Plan. If the Participant is employed by WROC, the contributions used in Section 4.02(b) will be calculated assuming the Participant elected to contribute to the Registered Plan at the contribution level required to obtain the maximum Company contribution available under the Registered Plan; any Participant elected contributions in excess of such level shall be disregarded.
4.	Effective as of September 1, 2006, Section 7.01 is amended to read as follows:
5.02	Investment Credits
Effective on the last day of October, the Company shall credit to the Account of each Participant and to the Forfeiture Account an amount equal to the following:
(a)	the net income of the Trust Fund for the Plan Year, calculated as the fair market value of Trust Fund assets on October 31st of the Plan Year, reduced by the fair market value of Trust Fund assets on the November 1st of the prior Plan Year, and further reduced by any contributions made during that period pursuant to Section 4, and increased by any distributions made during that period pursuant to Section 7; multiplied by

(b)	the amount credited to the Forfeiture or Participant’s Account as at November 1st of the prior Plan Year divided by the amount credited to the Forfeiture Account and to all Participant’s Accounts as at November 1st of the prior Plan Year.
The portion of the Forfeiture and Participant’s Accounts deposited with the Canada Revenue Agency shall not be credited with investment earnings. Further, the annual income tax liability of the Supplementary Plan as calculated under the Income Tax Act (Canada) on the net realized income for the Plan Year shall be paid out of the Trust Fund.

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5.	Section 7.01 is amended to read as follows:
7.01	Vesting and Retirement Benefit
If a Participant’s employment is terminated with the Company for any reason other than death, the Participant shall be entitled to receive at the time set forth in Section 7.04, a lump sum retirement benefit equal to the vested percentage as set out below multiplied by the balance in the Participant’s Account as of October 31st. All Supplementary Plan benefit payments are subject to applicable withholding taxes.

Completed Years of Service	Vested Percentage
Less than 5	0%

At least 5 but less than 6	20%

At least 6 but less than 7	40%

At least 7 but less than 8	60%

At least 8 but less than 9	80%

9 or more	100%
6.	Effective as of September 22, 2006, a new Sub Section 7.02(d) is added to read as follows:
7.02(d)	Each Employee of WROC who is a Participant on September 22, 2006 shall be fully vested as of that date, if not already vested, and shall be deemed to have terminated employment for purposes of the Supplemental Plan as of that date.
7.	A new Section 7.04 is added to read as follows:
7.04	Where a Participant who is entitled to a distribution of benefits from the Supplementary Plan is terminated before November 1st, such Participant’s benefits shall be distributed during the month of December immediately following such termination. Otherwise such distribution shall be made during the month of December of the Plan Year commencing after such termination.
8.	Effective as of September 22, 2006, Wendy’s International, Inc. has transferred all rights and obligations as the sponsor and administrator of the Supplementary Plan to The TDL Group Corp.
IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of this 29th day of September 2006.

By:	/s/ Kerrii B. Anderson

Its: Kerrii B. Anderson, President & CEO

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TRANSFER AND RELEASE AGREEMENT
THIS TRANSFER AGREEMENT is made as of the 22nd day of September, 2006.
BY AND BETWEEN:
WENDY’S INTERNATIONAL, INC. (“Wendy’s”)
a corporation incorporated under the laws of Ohio
— and —
THE TDL GROUP CORP. (“TDL”)
a corporation incorporated under the laws of Nova Scotia
— and —
WENDY’S RESTAURANTS OF CANADA INC. (“WROC”)
a corporation incorporated under the laws of Ontario
— and —
BMO TRUST COMPANY (“Trustee”)
a company duly incorporated under the laws of Canada
WHEREAS Wendy’s adopted the Wendy’s Restaurants of Canada Inc. & The TDL Group Ltd. Supplementary Retirement Plan (the “Supplementary Plan”) effective January 1, 1999 to provide supplemental retirement benefits to certain officers of two of its Canadian affiliates, TDL and WROC;
AND WHEREAS Wendy’s amended the Supplementary Plan effective January 1, 2005 to rename it the Wendy’s Restaurants of Canada Inc. & The TDL Group Corp. Supplementary Retirement Plan;
AND WHEREAS Wendy’s has entered into a trust agreement (the “Trust Agreement”) with The Trust Company of Bank of Montreal, now known as BMO Trust Company (the “Trustee”), under which the Trustee has agreed to act as the Trustee for the Supplementary Plan;
AND WHEREAS Wendy’s has announced its intention to spin off Tim Hortons Inc. which will result in TDL no longer being an affiliate of Wendy’s or WROC;
AND WHEREAS as part of the separation of Wendy’s and WROC from TDL, the parties desire to transfer the Supplementary Plan from Wendy’s to TDL, to substitute TDL for Wendy’s as a party to the Trust Agreement and to remove WROC as a participating employer under the Supplementary Plan;
NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:
1.	As of September 22, 2006 (the “Transfer Date”), TDL shall become the sponsor and administrator of the Supplementary Plan;

2.	As of the Transfer Date WROC shall cease to be a participating employer under the Supplementary Plan;

3.	By execution of this agreement, Trustee agrees to substitute TDL for Wendy’s as a party to the Trust Agreement.

4.	As of the Transfer Date, Wendy’s shall be relieved of any liability or obligations arising out of the Trust Agreement or the Supplementary Plan.

5.	This Transfer Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral.
IN WITNESS WHEREOF, the parties have executed this Transfer Agreement as of the date first written above.

WENDY’S INTERNATIONAL, INC.	WENDY’S RESTAURANTS OF CANADA INC.

By: /s/ Jeffrey M. Cava	By: /s/ Everett E. Gallagher, Jr.

Name: Jeffrey M. Cava	Name: Everett E. Gallagher, Jr.
Title: Executive Vice President	Title: Senior Vice President

THE TDL GROUP CORP.	BMO TRUST COMPANY

By: /s/ Roland Walton

Name: /s/ Roland Walton	Name:
Title: Executive Vice President	Title:

THE TDL GROUP CORP.

By: /s/ Donald Schroeder

Name: /s/ Donald Schroeder
Title: Executive Vice President